UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15 (d)
of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2018

BABCOCK & WILCOX ENTERPRISES, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	001-36876	47-2783641
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

13024 BALLANTYNE CORPORATE PLACE, SUITE 700 CHARLOTTE, NORTH CAROLINA	28277
(Address of principal executive offices)	(Zip Code)
Registrant’s Telephone Number, including Area Code: (704) 625-4900

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 16, 2018, at the Annual Meeting of Stockholders (the “Annual Meeting”) of Babcock & Wilcox Enterprises, Inc. (the “Company”), the stockholders of the Company, upon the recommendation of the Company’s Board of Directors (the “Board”), approved the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (amended and restated as of May 16, 2018) (the “Second Amended and Restated 2015 LTIP”). The Second Amended and Restated 2015 LTIP became effective upon such stockholder approval.

The Second Amended and Restated 2015 LTIP amends and restates in its entirety the Babcock & Wilcox Enterprises, Inc. Amended and Restated 2015 Long-Term Incentive Plan (amended and restated as of May 6, 2016) (the “Amended and Restated 2015 LTIP”). The Second Amended and Restated 2015 LTIP, among other matters, increases the number of shares available for awards by 1,000,000 shares to a total of 9,300,000 shares, subject to adjustment as provided under the plan document, including as further discussed below. In addition, in terms of material changes from the Amended and Restated 2015 LTIP:

•
The Second Amended and Restated 2015 LTIP revises the non-employee director compensation limit so that (subject to adjustment as provided in the Second Amended and Restated 2015 LTIP) a non-employee director may not be granted, in any period of one calendar year, compensation having an aggregate maximum value at the date of grant (calculating the value of any awards based on the grant date fair value for financial reporting purposes) in excess of $500,000 (the comparable limit in the Amended and Restated 2015 LTIP applied only to awards granted under such version of the plan).

•
The Second Amended and Restated 2015 LTIP expands and refines the provisions regarding equitable adjustments to the available plan shares, certain award limitations and certain terms of outstanding awards in the event of certain corporate transactions or events to provide for a broader set of corporate transactions or events and streamline such provisions.

•
The Amended and Restated 2015 LTIP provides that the Compensation Committee of the Board (the “Compensation Committee”) may provide for accelerated vesting of awards in the event of a change in control only where a participant experiences a qualifying termination within a particular period of time after the change in control or where the award is not assumed or converted into a replacement award in connection with the change in control. The Second Amended and Restated 2015 LTIP expands these provisions to give the Compensation Committee the ability to determine the treatment of awards in the event of a change in control within individual grant agreements, rather than “hard wiring” such treatment into the plan document itself.

•
The Second Amended and Restated 2015 LTIP requires that dividends and dividend equivalents on service-based restricted stock awards, as well as performance-based awards (which were the only awards covered by this requirement under the Amended and Restated 2015 LTIP), must be deferred and paid contingent on the earning of the underlying award, and applies the same requirement to dividends and dividend equivalents on certain other awards granted under the plan.

•
The Second Amended and Restated 2015 LTIP clarifies that plan amendments that require shareholder approval (as enumerated in the plan document) are included for purposes of applicable stock exchange rules and do not prohibit equitable antidilution adjustments as provided for under the Second Amended and Restated 2015 LTIP.

•	The Second Amended and Restated 2015 LTIP extends the term under which awards may be granted until May 16, 2028.

In addition, while the Second Amended and Restated 2015 LTIP retains certain legacy provisions that were originally included in the plan document to help potentially qualify awards for the performance-based exception to the $1 million tax deductibility cap under Section 162(m) of the Internal Revenue Code of 1986, as amended (provided that such awards were intended to qualify for the performance-based exception), due to tax reform legislation enacted at the end of 2017, the Company does not anticipate that it will be able to make any future grants under the Second Amended and Restated 2015 LTIP that will be intended to qualify for the performance-based exception. Thus, unless certain transition relief might apply, the Company does not expect that such Section 162(m)-related provisions will be material or operable for purposes of future grants made under the Second Amended and Restated 2015 LTIP.

The terms and conditions of the Second Amended and Restated 2015 LTIP, to the extent they differ from the terms and conditions of either the Amended and Restated 2015 LTIP or the prior version of such plans document, do not apply to or otherwise impact previously granted or outstanding awards under such plan versions. Instead, outstanding awards under such prior plan versions will continue in effect in accordance with their terms. The description of the Second Amended and Restated 2015 LTIP is qualified in its entirety by reference to the full text of the Second Amended and Restated 2015 LTIP, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

As described above, the Company held the Annual Meeting on May 16, 2018. The final voting results for the following proposals submitted for a vote of stockholders at the Annual Meeting are set forth below.

Proposal 5:

The stockholders approved the ratification of the selection of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2018. The voting results were as follows:

Votes For	Votes Against	Abstain
39,627,486	203,784	117,384

Proposal 6:

The stockholders approved, on a non-binding basis, the compensation of the Company’s named executive officers. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
26,340,830	3,947,256	655,672	9,004,896

Proposal 7:

The stockholders approved the Company’s Second Amended and Restated 2015 Long-Term Incentive Plan. The voting results were as follows:

Votes For	Votes Against	Abstain	Broker Non-Votes
28,171,292	2,578,676	193,790	9,004,896

As previously disclosed, at the Annual Meeting, the Chairman of the Board of Directors adjourned the vote on the following proposals until 2:00 p.m. Eastern Time on June 1, 2018:

•
Proposal 1: approve amendments to the Company’s Restated Certificate of Incorporation (“Certificate of Incorporation”) to declassify the Board of Directors and provide for annual elections of all directors beginning at the 2020 annual meeting of stockholders;

•	Proposal 2: if Proposal 1 is approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class I directors of the Company;

•	Proposal 3: if Proposal 1 is not approved, elect Thomas A. Christopher, Brian R. Kahn and Leslie C. Kass as Class III directors of the Company; and

•
Proposal 4: approve amendments to the Company’s Certificate of Incorporation to remove provisions that require the affirmative vote of holders of at least 80% of the voting power to approve certain amendments to the Certificate of Incorporation and the Amended and Restated Bylaws.

Each of Proposal 1 and Proposal 4 requires the affirmative vote of at least 80% of the outstanding shares of the Company’s common stock for approval. The Company believes that Proposals 1 and 4 will align the Company with recognized best practices in corporate governance and adjourned the voting with respect to Proposals 1, 2, 3 and 4 in order to solicit additional proxies for approval of Proposals 1 and 4.

Item 9.01.    Financial Statements and Exhibits.

(d) Exhibits.

10.1	Babcock & Wilcox Enterprises, Inc. Second Amended and Restated 2015 Long-Term Incentive Plan.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BABCOCK & WILCOX ENTERPRISES, INC.

May 21, 2018	By:	/s/ J. André Hall
J. André Hall
Senior Vice President, General Counsel and Corporate Secretary